Exhibit 23.1
NETHERLAND, SEWELL
& ASSOCIATES, INC.
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the reference to our audit report for Seneca Resources Company, LLC dated October 21, 2019, appearing in this National Fuel Gas Company Annual Report on Form 10-K.
We also consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-223773 and 333-219901) and Form S-8 (Nos. 333-230415, 333-206899, 333-202878, 333-165569, 333-51595, 333-55124, 333-102220, 333-117131, 333-130281 and 333-143701) of National Fuel Gas Company of our audit report dated October 21, 2019, appearing in this National Fuel Gas Company Annual Report on Form 10-K.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
November 15, 2019